                                                                    Exhibit 99.1

                 NovaStar Financial Announces Management Changes

KANSAS CITY, Mo., December 19, 2007/PRNewswire-FirstCall/ -- NovaStar Financial,
Inc. (NYSE: NFI) today announced the following management changes.

As a result of changes in the business environment and operations of the
Company, the Board of Directors is restructuring the Company's management.
Effective January 3, 2008:

     •    Scott Hartman, the Company's current Chairman of the Board of
          Directors and Chief Executive Officer, will leave the Company and retire from its Board of Directors. Mr. Hartman is a co-founder of the
          Company and has served in these roles since 1996. The Board of
          Directors has elected Lance Anderson, the Company's other co-founder and its current President and Chief Operating Officer, to assume the positions of Chairman of the Board of Directors and Chief Executive
          Officer effective January 3, 2008, in addition to his role as
          President and Chief Operating Officer.

     •    Gregory Metz, Senior Vice President and Chief Financial Officer, will leave the Company. Mr. Metz has served in this role since joining the
          Company in 2004. Rodney Schwatken will assume the position of Chief
          Financial Officer effective January 3, 2008. Mr. Schwatken is currently the Company's Vice President - Strategic Initiatives. During
          his tenure with the Company, Mr. Schwatken has served as the Company's
          Secretary, Treasurer and Controller. Prior to his employment with the
          Company, he was employed by Deloitte & Touche and U.S. Central Credit
          Union.

In addition, Jeff Ayers, Senior Vice President, General Counsel and Corporate
Secretary, has resigned effective January 3, 2008. Mr. Ayers has served in these roles for the past three years.

"On behalf of the Board of NovaStar I would like to thank Scott, Greg and Jeff for their years of service to the Company and wish them well in the future endeavors" said Lance Anderson.

Forward Looking Statements

Statements in this report regarding NovaStar Financial, Inc. and its business, which are not historical facts, are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.
Forward-looking statements are those that predict or describe future events and that do not relate solely to historical matters and include statements regarding management's beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as "believe," "expect," "anticipate,"

"promise," "plan," and other expressions or words of similar meanings, as well as future or conditional verbs such as "will," "would," "should," "could," or
"may" are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those discussed herein. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to manage our business during this difficult period for the subprime industry; our ability to continue as a going concern; decreases in cash flows from our mortgage securities and mortgage loans -- held in portfolio; our ability to reduce expenses; increases in the credit losses on mortgage loans underlying our mortgage securities and held in our mortgage loans -- held in portfolio; our ability to remain in compliance with the agreements governing our indebtedness;
our ability to sell our remaining mortgage loans -- held for sale; our ability to repay all amounts owed to Wachovia in a manner and time period acceptable to
Wachovia; our ability to obtain necessary waivers of, or amendments, to the documents governing our indebtedness; the ability of our common stock and Series
C preferred stock to continue trading in an active market; the additional loss of executive officers and other key management employees; impairments on our mortgage assets; increases in prepayment or default rates on our mortgage assets; increases in margin calls and loan repurchase requests; changes in assumptions regarding estimated loan losses and fair value amounts; our ability to maintain effective internal control over financial reporting and disclosure controls and procedures in the future; events impacting the subprime mortgage industry in general, including events impacting our competitors and liquidity available to the industry; residential property values; the outcome of litigation or regulatory actions pending against us or other legal contingencies; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations; our ability to adapt to and implement technological changes; compliance with new accounting pronouncements;
the impact of general economic conditions; our ability to meet minimum state licensing requirements, to retain existing state licenses or to obtain renewals of state licenses; and the risks that are from time to time included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006, our quarterly reports on Form 10-Q for the periods ending March 31, 2007, June 30, 2007 and September 30, 2007. Other factors not presently identified may also cause actual results to differ. This press release speaks only as of its date and we expressly disclaim any duty to update the information herein.